Exhibit 99
FOR IMMEDIATE RELEASE

                    Environmental Power Corporation Named as
                      14th in New Hampshire's Top 100 List

Portsmouth, New Hampshire - June 24, 2003 - Environmental Power Corporation (OTCBB:POWR), a leader in the renewable energy industry with proprietary technology to convert manure into electricity, has been named 14th among New Hampshire's top 100 public companies by BusinessNH Magazine in their June issue. In 2002, Environmental Power was ranked 15th. The Company's corporate headquarters are located in Portsmouth, NH.

Joseph E. Cresci, Chairman and Chief Executive Officer of Environmental Power, stated, "We are honored to be recognized again this year by BusinessNH Magazine as a leading New Hampshire company and are pleased that Environmental Power advanced in the rankings. Even though these are tough economic times, our waste coal operations achieved record levels of output which added another successful year to our continued record of profitability. In addition, we have entered into several arrangements with farmers and utilities to begin the deployment of our animal waste-to-energy technology, with a number of projects now in the planning stages.."

"We hope to further our advancement in the BusinessNH standings as we seek to realize the growth potential for these clean energy systems. We now hold the exclusive North American license for a highly efficient anaerobic digestion technology which literally converts manure into money by turning animal wastes on dairy and swine farms into electricity and concurrently acts as a pollution control system that reduces surface and ground water contamination on the farms and surrounding areas."

Environmental Power's technology has operated successfully for more than 15 years at over 25 facilities in Europe. Environmental Power currently has a number of projects in the planning stages pursuant to a power sales contract with Wisconsin Public Service Corporation and letters of intent with a number of dairy farms in Wisconsin; a Memorandum of Understanding with Vermont Public Power Supply Authority which covers territories in Vermont and New England; and a Letter of Intent with Dairyland Power Cooperative to create a strategic alliance to deploy Environmental Power's technology on dairy and swine farms in Dairyland's service territory to produce renewable distributed generation capacity through member cooperatives in Wisconsin, Minnesota, Iowa, Illinois and Michigan.


ABOUT ENVIRONMENTAL POWER CORPORATION
Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems.

Environmental Power is targeting its proposed anaerobic digestions systems to animal feeding operations in the U.S. with an estimated initial target market of approximately $6.7 billion and estimates initial and expanded market potential to exceed $14 billion. For more information visit the company's web site at www.environmentalpower.com

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CAUTIONARY STATEMENT
The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning our seeking to realize the growth potential associated with our anaerobic digestion systems, the deployment of animal waste-to energy technology and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in developing and executing on a business plan, technological uncertainties, risks relating to managing and integrating acquired businesses, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with POWR's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which POWR and Microgy operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results" of POWR's Quarterly Report on Form 10-Q for the period ended March 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. POWR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Investor Contact:                      Media Contact:
R. Jeffrey Macartney                   Brecca Loh
Chief Financial Officer                Media Relations
(603) 431-1780 ext. 16                 (603) 431-1780 ext. 18
jmacartney@environmentalpower.com      brecca@environmentalpower.com